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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2000 relating to the financial statements and financial statement schedule of The TriZetto Group, Inc., which appears in The TriZetto Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers, LLP

Orange County, California
December 19, 2000